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                                AMENDMENT NO. 8                 EXHIBIT 10(B)
                                     TO THE
                      H&R BLOCK DEFERRED COMPENSATION PLAN
                                 FOR EXECUTIVES

     H&R BLOCK, INC. (the "Company") adopted the H&R Block Deferred Compensation Plan for Executives (the "Plan"), effective as of August 1, 1987. The Company amended said Plan by Amendment No. 1, effective December 15, 1990; by Amendment No. 2, effective January 1, 1990; by Amendment No. 3, effective September 1, 1991; by Amendment No. 4, effective January 1, 1994; by Amendment No. 5, effective May 1, 1994; by Amendment No. 6, effective August 1, 1995; and by Amendment No. 7, effective December 11, 1996. The Company continues to retain the right to amend the Plan, pursuant to action by the Company's Board of Directors. The Company hereby exercises that right. This Amendment No. 8 is effective as of January 1, 1998.

                                   AMENDMENT

     1. Section 2.1.4 of the Plan, as previously amended, is further amended by replacing said Section with the following new Section 2.1.4:

              "2.1.4 'Annual Deferral Amount' means the amount of Base Salary and/or Bonus that a Participant elects to defer each Plan Year under a Permissible Deferral. The amount of Base Salary included in the Annual Deferral Amount shall be equal to a percentage of the Participant's Base Salary that is not less than three percent (3%) and not greater than thirty-five percent (35%). The amount of Bonus or Bonuses included in the Annual Deferral Amount shall be equal to (i) a flat dollar amount, expressed in one thousand dollar ($1,000) increments, or
         (ii) a percentage of the Bonus or Bonuses paid during the Plan Year that is not less than five percent (5%) and not greater than one hundred percent (100%), expressed in five percent (5%) increments."

     2. Section 2.1.5 of the Plan is amended by deleting the phrase ", as determined as of the later of July 1, 1987 or the date on which the Participant first becomes eligible to participate in the Plan" and replacing it with the phrase "during that Plan Year".

     3. Section 2.1.13 of the Plan is deleted and Section 2.1.13a is redesignated as Section 2.1.13.

     4. The following new Section 2.1.18a is added to the Plan immediately after Section 2.1.18 and before Section 2.1.19:

              "2.1.18a 'Fixed 120 Account' means an Account that represents amounts deferred by a Participant under a Permissible Deferral election(s)
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        as a part of which the Participant elected the fixed rate investment option described in the second paragraph of Section 4.2.1."

     5. Section 2.1.23, as previously amended, is further amended by replacing said Section with the following new Section 2.1.23:

        "2.1.23 'Permissible Deferral' means, with respect to a Plan Year, a deferral in that Plan Year of an Annual Deferral Amount. The aggregate of all deferrals may not exceed two hundred eighty percent (280%) of the Participant's total annual salary and wages paid by all Affiliates to such individual, as determined as of the later of July 1, 1987 or the date on which the Participant first became eligible to participate in the Plan. For purposes of the preceding sentence, such annual salary and wages shall include and exclude the same items of remuneration as are included or excluded from annual salary and wages in the definition of Base Salary.

                "Deferrals may be made from Base Salary for a Plan Year and/or from a Bonus or Bonuses paid during the Plan Year. Deferrals from the Base Salary or from a Bonus or Bonuses are made in separate elections by the Participant during the Enrollment Period prior to the Plan Year or during which such Base Salary and Bonus would be otherwise be paid to the Participant. Deferral elections must specify (i) the percentage (stated as an integer) of the deferral that is intended to be deducted from the Base Salary and (ii) the percentage (stated as an integer) or the flat dollar amount of the deferral that is intended to be deducted from the Bonus or Bonuses. Deferrals made from the Base Salary shall be made in installments, as instructed and approved by the Committee. Deferrals made from each Bonus shall be made at the time or times during the Plan Year that the Bonus would otherwise be paid to the Participant. Each installment of a deferral shall be rounded to the nearest whole dollar amount."

     6. Section 2.1.25 of the Plan, as previously amended, is further amended by replacing the second sentence thereof with the following new sentence:

        "For Permissible Deferrals of Group A Participants elected to commence on or before May 1, 1990, "Plan Year" means the twelve month period ending each April 30, through April 30, 1997, the period between May 1, 1997 and December 31, 1997, inclusive, and the calendar year thereafter."

     7. Section 2.1.26 of the Plan is deleted and Sections 2.1.27, 2.1.28 and
2.1.29 are redesignated as Sections 2.1.26, 2.1.27 and 2.1.28, respectively.






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     8. Section 4.1.1 of the Plan, as previously amended, is further amended by
(i) replacing the second sentence of the first paragraph with the following new sentence:

        "Deferrals from Base Salary each calendar month shall be posted as of the first day of such month and deferrals from Bonuses shall be posted as of the first day of the calendar month in which the Bonus would otherwise have been paid to the Participant.";

and (ii) by replacing the second sentence of the second paragraph with the following new sentence:

        "Deferrals from Base Salary each calendar month (and the corresponding number of Deferred Compensation Units) shall be posted as of the first day of such month and deferrals from Bonuses shall be posted as of the first day of the calendar month in which the Bonus would otherwise have been paid to the Participant."

     9. Section 4.1.2 of the Plan, as previously amended, is further amended by replacing the words "Base Salary" at the end of the second sentence thereof with the following new language:

        "the Participant's total salary and wages paid by all Affiliates to such individual, as determined as of the later of July 1, 1987 or the date on which the Participant first became eligible to participate in the Plan. For purposes of the preceding sentence, such annual salary and wages shall include and exclude the same items of remuneration as are included or excluded from annual salary and wages in the definition of Base Salary."

     10. The following new Section 4.1.6 is added to the Plan immediately after
Section 4.1.5 and before Section 4.2:

             "4.1.6 Fixed 120 Account Special Deferral Election. A Participant making Base Salary and/or Bonus deferrals into a Fixed 120 Account as of December 31, 1997 may make a special, one-time election to have all then outstanding and incomplete Fixed 120 Account deferral cycles deemed completed as of December 31, 1997. If a Participant makes such election, effective as of January 1, 1998, no future deferrals from Base Salary or Bonuses will be posted to the Fixed 120 Account. If a Participant does not make such election, deferrals shall continue in accordance with the Participant's original Permissible Deferral election. All Permissible Deferral elections, except those involving Fixed 120 Accounts, made prior to January 1, 1997, for deferral periods consisting of consecutive Plan Years continuing after December 31, 1997, shall terminate as of December 31, 1997, and shall be of no further effect."






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     11. Section 4.2 of the Plan, as previously amended, is further amended by
(i) replacing the phrase "irrevocable election of an investment option" in the first sentence thereof with the phrase "election of investment options"; (ii) replacing the phrase "one of" in the fourth sentence thereof with the words "from among"; (iii) deleting the word "irrevocable" from the fifth sentence thereof; (iv) by adding the following new sentences to the end of said Section:

        "Effective as of January 1, 1998, Participants may elect to reallocate all or any portion of their Account balances, including their entire balance in a Fixed 120 Account, among the available investment options, including those funds selected by the Company for the variable rate investment option, provided said reallocations are in at least ten percent (10%) increments. If a Participant does elect to reallocate his or her entire Fixed 120 Account balance to another investment option, said Fixed 120 Account will be deemed closed and terminated. In no event shall a Participant be entitled to reallocate an Account balance that is not a Fixed 120 Account balance into a Fixed 120 Account.";

and (v) by adding the following new paragraph to the end of this Section:

             "Subject to the percentage limits in the preceding paragraph, Participants may change their measuring fund elections once each calendar month by giving the Committee written notice of such change on a form provided by the Company for that purpose. Upon receipt of such notice, the Committee will effect the change on the first day of the calendar month immediately following the month in which such notice was received. Such change will govern the Participant's Account balance and future deferrals occurring on or after the effective date."

     12. Section 4.2.1 of the Plan, as previously amended, is further amended by deleting the phrase "Except as specified in Section 4.2.4," and capitalizing the word "if" in the first sentence thereof.

     13. Section 4.2.2 of the Plan, as previously amended, is further amended
(i) by deleting the phrase "Except as specified in Section 4.2.4," and capitalizing the first word "if" in the first sentence thereof; and (ii) by deleting the fifth, sixth and seventh sentences therefrom.

     14. Section 4.2.4 of the Plan is deleted.

     15. Section 4.3 of the Plan, as previously amended, is further amended by deleting the third sentence thereof and replacing it with the following new sentence:

        "If a Participant terminates employment with all Affiliates before Normal Retirement Date or Early Retirement Date as a result of a Change of Control, gains and losses to all of that Participant's Accounts shall be






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          credited as described in Section 4.2 up to, but not after, the date of the Change of Control."

     16. Section 4.4.1 of the Plan, as previously amended, is further amended by replacing said Section with the following new Section 4.4.1:

               "4.4.1 If a Participant terminates employment with all Affiliates on or after August 1, 1995, but before the Normal Retirement Date or the Early Retirement Date, for reasons other than death, Disability or a change of Control, gains and losses shall be credited to that Participant's Account as described in Section 4.2 up to the date of termination of employment, and the crediting shall continue after such date for those Participants who elected a 10-year payout or a 5-year payout, as such terms are defined in Section 6.3.2. If a Participant elected to be paid in a lump sum, there shall be no further crediting to the Participant's Account following the date of termination of employment."

     17. Section 4.4.2 of the Plan, as previously amended, is further amended by replacing all references therein to "Completed Deferral Cycle" with "completed deferral cycle".

     18.  Section 5.1 of the Plan, as previously amended, is further amended by
(i) deleting the second sentence of said Section; and (ii) replacing the third sentence thereof with the following new sentence:

          "The Participant's interest in the Company Matching Contributions under Section 4.1.2 and the Company Contributions described in Section
          4.1.3 shall vest according to the following schedule:


                                                Percentage of
                                            Company Contributions
                    Years of Service              Vested
                    ----------------        ---------------------

                    Less than 2                     None
                           2                        20%
                           3                        30%
                           4                        40%
                           5                        50%
                           6                        60%
                           7                        70%
                           8                        80%
                           9                        90%
                           10                      100%"







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     19.  Section 6.3.1 of the Plan, as previously amended, is further amended by replacing the phrase "ninety (90) days" with the phrase "forty-five (45) days" in the first sentence thereof.

     20. Section 6.3.3 of the Plan, as previously amended, is further amended by replacing all references therein to "Completed Deferral Cycle" with "completed deferral cycle".

     21. Section 6.4.5 of the Plan, as previously amended, is further amended by replacing the reference therein to "Completed Deferral Cycle" with "completed deferral cycle".

     22. Section 6.5 is amended by (i) replacing the first sentence thereof with the following new sentences:

          "Generally, benefit payments to a Participant shall commence in the first pay period of the first calendar quarter that begins at least forty-five (45) days after the date of termination of employment. Notwithstanding the preceding sentence, if a Participant elected to be paid in a lump sum, the benefit payment shall be made within forty-five (45) days after the date of termination of employment.";

(ii) adding the phrase "With respect to Permissible Deferral elections made prior to January 1, 1997," at the beginning of the first sentence of the second paragraph thereof and replacing the word "A" with the word "a" in such sentence; and (iii) by adding the following new sentences to the end of the second paragraph of said Section:

          "Participants who elected in connection with a Permissible Deferral election made prior to January 1, 1997, to defer the commencement of the payment of benefits until the earlier of (a) five (5) years after termination of employment, or (b) Age 70, shall receive benefit payments in accordance with said election, unless they make a special, one time election, effective as of December 31, 1997, to be paid in accordance with the provisions of the first paragraph of this Section. No new elections to defer commencement of benefits shall be permitted under the provisions of this Plan with respect to Permissible Deferrals commencing on or after January 1, 1998."

     23.  Schedule A to the Plan is deleted therefrom.

     24.  Schedule B to the Plan is deleted therefrom.







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     25.  Except as modified in this Amendment No. 8, the Plan, as previously amended, shall remain in full force and effect, including the Company's right to amend or terminate the Plan as set forth in Article 9 of the Plan.


                                        H&R BLOCK, INC.


                                        By:   /s/ Frank L. Salizzoni
                                             ------------------------
                                        Its: President and Chief
                                             Executive Officer
                                             ------------------------















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